Exhibit 99.1

GSV Capital Corp.

GSV Capital Corp. Reports First Quarter 2016 Financial Results

Net Asset Value of $10.96 per Share as of March 31, 2016

WOODSIDE, Calif., May 9, 2016 (GLOBE NEWSWIRE) -- GSV Capital Corp. (“GSV Capital” or the “Company”) (Nasdaq:GSVC) today announced financial results for the quarter ended March 31, 2016.

Date	Net Assets (Millions)	Net Asset Value (per share)
As of March 31, 2016	$243.1	$10.96
As of December 31, 2015	$268.0	$12.08
As of March 31, 2015	$302.6	$15.66

“Despite first quarter volatility in both public and private markets, we are pleased with the fundamentals of the GSV Capital portfolio," said Michael Moe, Chief Executive Officer of GSV Capital. “Due to markdowns in leading positions, including Palantir, Dropbox and Twitter, where growth remains robust, our net asset value per share decreased $1.12 in the quarter. We believe that over time, growth drives enterprise value, and ultimately stockholder returns. Accordingly, GSV Capital remains committed to building a portfolio of companies with high, sustainable growth rates.”

Moe continued, "We would also like to invite our stockholders to GSV Capital’s annual Investor Day on Wednesday, June 1, at GSVlabs in Redwood City from 1:00PM-5:00PM (Pacific Time), where we will feature CEOs of our portfolio companies. Presenting companies include Coursera, Enjoy, Lytro, PayNearMe, OZY, DogVacay, Declara and Curious. To RSVP, please visit gsv.com/gsvc-investor-day."

Investment Portfolio as of March 31, 2016

At March 31, 2016, GSV Capital held positions in 46 portfolio companies with an aggregate fair value of $325.3 million. Excluding Treasuries, the Company’s three largest investments comprised 25.1% of its total portfolio at fair value, while its top ten portfolio company investments accounted for 53.8% of the total portfolio at fair value.

Top Ten Investments at March 31, 2016

$ in millions (rounded)	Fair Value	% of Total Portfolio
Palantir Technologies, Inc.	$46.1	14.2%
Dropbox, Inc.	19.2	5.9
Spotify Technology S.A.	16.2	5.0
Coursera, Inc.	14.4	4.4
Solexel, Inc.	14.0	4.3
PayNearMe, Inc.	14.0	4.3
Lyft, Inc.	13.7	4.2
Twitter, Inc.	13.2	4.1
Declara, Inc.	12.0	3.7
Curious.com, Inc.	12.0	3.7
Total (rounded)	$174.9	53.8%

GSV Capital Corp.

Of the five key investment themes GSV Capital has identified in its portfolio, Cloud Computing and Big Data is its largest commitment, constituting 32.9% of the total portfolio at fair value. Education Technology represents 30.3% of the total portfolio at fair value, and Social Mobile, Marketplaces and Sustainability represent 17.6%, 13.3% and 5.9% of the total portfolio at fair value, respectively.

First Quarter 2016 Portfolio Investment Activity

In the first quarter of 2016, GSV Capital invested approximately $6.0 million, including follow-on investments of approximately $2.5 million in Lytro, $2.0 million in Curious.com, $1.0 million in Fullbridge, and $500,000 in nestGSV (d/b/a GSVlabs).

Subsequent to first quarter-end, through May 9, 2016, GSV Capital invested approximately $4.0 million in Snapchat.

GSV Capital sold shares in the following portfolio companies during the first quarter:

	Shares	Net Share	Net	Realized
Portfolio Company	Sold	Price [1]	Proceeds	Gain/(Loss) [2]

Bloom Energy Corporation	201,589	$14.75	$2,973,437	$(882,162)
Gilt Groupe Holdings, Inc. [3]	248,600	$1.72	427,270	(6,167,164)
Lyft, Inc.	65,557	$25.00	1,638,925	974,224
Total			$5,039,632	$(6,075,102)

__________

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s).
(2)	Realized gains/(losses) exclude any realized gains/(losses) incurred on the maturity of GSV Capital’s treasury investments.
(3)	In January 2016, Gilt Groupe Holdings, Inc. sold for $250 million to Hudson’s Bay Co., the parent company of Saks Fifth Avenue.

Subsequent to first quarter-end, through May 9, 2016, GSV Capital sold shares in the following portfolio company:

	Shares	Net Share	Net	Realized
Portfolio Company	Sold	Price [1]	Proceeds	Gain [2]

Lyft, Inc.	27,582	$24.00	$661,968	$382,078

__________

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s).
(2)	Realized gains/(losses) exclude any realized gains/(losses) incurred on the maturity of GSV Capital’s treasury investments.

At quarter-end, and as of May 9, 2016, GSV Capital had no borrowings outstanding and $18.0 million of borrowing capacity available to it under its credit facility.

GSV Capital Corp.

First Quarter 2016 Financial Results

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	$ in millions (rounded)	per share	$ in millions (rounded)	per share
Net investment income/(loss)	$0.5	$0.02	($7.6)	($0.39)

Net realized gains/(losses)	($6.1)	($0.27)	$13.2	$0.68

Provision for taxes on net realized gains	-	-	($5.4)	($0.28)

Net change in unrealized appreciation/(depreciation) of investments	($19.4)	($0.87)	$27.8	$1.44

Provision for taxes on unrealized appreciation of investments	-	-	($11.4)	($0.59)

Net increase/(decrease) in net assets resulting from operations - basic	($24.9)	($1.12)	$16.7	$0.86

Weighted-average common basic shares outstanding were approximately 22.2 million for the three months ended March 31, 2016 and 19.3 million for the three months ended March 31, 2015.

GSV Capital’s liquid assets ended the quarter at $41.0 million, consisting of $4.4 million of cash, $18.0 million of unused borrowings available under the Company’s credit facility and $18.7 million of public securities not subject to lock-up agreements, $133,678 of which are subject to periodic sales restrictions.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call number for U.S. participants is 888-523-1232, and the conference call number for participants outside of the United States is 1-719-325-2201. The conference ID number for both call numbers is 9445452. Additionally, interested parties can listen to a live webcast of the call from the “Investors” section of GSV Capital’s website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed through May 16, 2016 by dialing 888-203-1112 (U.S.) or 1-719-457-0820 (international) and using conference ID number 9445452.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the Company seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

GSV Capital Corp.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results of operations and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

GSV Capital Corp.

(650) 235-4769

IR@gsvam.com

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2016	December 31, 2015
ASSETS	(Unaudited)
Investments at fair value:
Investments in controlled securities (cost of $22,330,392 and $21,830,392, respectively) (1)	$23,105,062	$22,871,790
Investments in affiliated securities (cost of $71,994,560 and $73,942,123, respectively) (1)	67,935,085	66,075,585
Investments in non-controlled/non-affiliated securities (cost of $193,925,756 and $197,577,328, respectively)	234,248,249	260,861,392
Investments in treasury bill (cost of $29,999,883 and $29,999,968, respectively)	29,999,883	30,000,000
Investments owned and pledged (amortized cost of $1,845,845 and $3,675,192, respectively) (2)	1,847,613	3,676,693
Total Investments (cost of $320,096,436 and $327,025,003, respectively)	357,135,892	383,485,460

Cash	4,381,411	13,349,877
Restricted cash	75,681	52,931
Due from:
GSV Asset Management (1)	1,623	220,770
Portfolio companies (1)	52,491	56,371
Interest and dividends receivable	185,534	97,183
Prepaid expenses and other assets	161,223	227,826
Deferred financing costs (3)	328,820	352,653
Total Assets	362,322,675	397,843,071

LIABILITIES
Due to:
GSV Asset Management (1)	25,690	5,047,429
Accounts payable and accrued expenses	393,161	105,587
Accrued incentive fees (1)	12,195,980	17,314,565
Accrued management fees (1)	655,912	683,423
Accrued interest payable	150,938	1,056,563
Payable for securities purchased	26,499,883	26,499,357
Deferred tax liability	12,476,155	12,476,155
Convertible Senior Notes payable 5.25% due September 15, 2018 (2)(3)	66,863,075	66,649,047
Total Liabilities	119,260,794	129,832,126
Commitments and contingencies (Note 6)
Net Assets	$243,061,881	$268,010,945

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 22,181,003 issued and outstanding, respectively)	$221,810	$221,810
Paid-in capital in excess of par	237,757,527	237,757,527
Accumulated net investment loss	(16,087,030)	(16,634,037)
Accumulated net realized gains/(losses) on investments	(3,393,728)	2,681,342
Accumulated net unrealized appreciation of investments	24,563,302	43,984,303
Net Assets	$243,061,881	$268,010,945

Net Asset Value Per Share	$10.96	$12.08

(1)	This balance is a related-party transaction.
(2)	In accordance with the terms of the Company’s Convertible Senior Notes payable, the Company deposited $10,867,500 in an escrow account with U.S. Bank National Association, the trustee. These funds were used to purchase six U.S. Treasury Strips with an original cost of $10,845,236. As of March 31, 2016, five of the government securities purchased had matured and the proceeds were used by the trustee in accordance with the terms of the escrow agreement. At March 31, 2016, the remaining government securities are shown on the Condensed Consolidated Statements of Assets and Liabilities as “Investments owned and pledged” with an amortized cost of $1,845,845. The Convertible Senior Notes have a face value of $69,000,000 due to the Company’s investors.
(3)	Deferred debt issuance costs of $1,947,572 related to the Company’s issuance of the Convertible Senior Notes payable was previously classified as Deferred Financing costs as of December 31, 2015. In accordance with ASU 2015-03, this balance has been retrospectively reclassified as a direct deduction from the Convertible Senior Notes on the Condensed Consolidated Statements of Assets and Liabilities.

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended	Three months ended
	March 31, 2016	March 31, 2015
INVESTMENT INCOME
Interest income from controlled securities (1)	$4,889	$-
Interest income from affiliated securities (1)	92,478	51,231
Interest income from non-controlled/non-affiliated securities	5,285	7,793
Total Investment Income	102,652	59,024

OPERATING EXPENSES
Management fees (1)	1,958,000	1,921,128
(Reversal of Incentive fee accrual)/Incentive fees (1)	(5,118,584)	8,211,728
Costs incurred under Administration Agreement (1)	599,950	802,396
Directors’ fees	86,250	85,306
Professional fees	637,128	341,744
Interest expense	1,183,163	1,368,803
Other expenses	209,738	121,325
Total Operating Expenses	(444,355)	12,852,430

Benefit for taxes on net investment loss	-	5,223,611

Net Investment Income/(Loss)	547,007	(7,569,795)

Net Realized Gains/(Losses):
From non-controlled/non-affiliated securities	(6,075,070)	13,218,403
Net Realized Gains/(Losses) on investments	(6,075,070)	13,218,403

Provision for taxes on net realized
gains on investments	-	(5,397,074)

Net Change in Unrealized Appreciation/
(Depreciation) of investments:
From controlled securities(1)	(266,728)	(141,656)
From affiliated securities(1)	(1,148,187)	249,522
From non-controlled/non-affiliated securities	(18,006,086)	27,676,215
Net Change in Unrealized Appreciation/
(Depreciation) of investments	(19,421,001)	27,784,081

Provision for taxes on unrealized
appreciation of investments	-	(11,370,993)

Net Increase/(Decrease) in Net Assets
Resulting from Operations	$(24,949,064)	$16,664,622

Net Increase/(Decrease) in Net Assets Resulting
from Operations per Common Share
Basic	$(1.12)	$0.86
Diluted (2)	$(1.12)	$0.73

Weighted-Average Common Shares Outstanding
Basic	22,181,003	19,320,100
Diluted (2)	22,181,003	23,564,228

(1)	This balance is a related-party transaction.

(2)	For the three months ended March 31, 2016, 5,710,212 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net decrease in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Three months ended		Three months ended
	March 31, 2016		March 31, 2015
Per Share Data	(Unaudited)		(Unaudited)
Net asset value at beginning of period	$12.08		$14.80
Net investment income/(loss)	0.02	(1)	(0.39)	(1)
Realized gain/(loss)	(0.27)	(1)	0.68	(1)
Provision for taxes on net realized capital gains	-	(1)	(0.28)	(1)
Net change in unrealized appreciation/(depreciation)	(0.87)	(1)	1.44	(1)
Provision for taxes on unrealized appreciation of investments	-	(1)	(0.59)	(1)
Net asset value at end of period	$10.96		$15.66

Per share market value at end of period	$5.60		$9.80
Total return based on market value	(15.28)%	(2)	13.56%	(2)
Total return based on net asset value	(9.27)%	(2)	5.81%	(2)
Shares outstanding at end of period	22,181,003		19,320,100

Ratio/Supplemental Data:
Net assets at end of period	$243,061,881		$302,568,295
Average net assets	$275,907,870		$296,308,650

Annualized ratios
Ratio of gross operating expenses to average net assets (3)	(0.65)%		17.59%
Ratio of net income tax provisions to average net assets (3)	-%		(15.80)%
Ratio of net operating expenses to average net assets (3)	(0.65)%		1.79%

Ratio of net investment income (loss) to
average net assets (3)	0.80%		(10.36)%

Portfolio Turnover Ratio	1.55%		2.33%

(1)	Based on weighted-average number of shares outstanding for the period.

(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the period. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.

(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses are not annualized. For each of the three months ended March 31, 2016 and 2015, the Company did not incur any non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.